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                                                                   EXHIBIT D-8.1

[STAMP]


                                   BEFORE THE


                       LOUISIANA PUBLIC SERVICE COMMISSION

IN THE MATTER OF THE JOINT
APPLICATION BY RELIANT ENERGY
ARKLA AND RELIANT ENERGY ENTEX         DOCKET NO.____________
FOR APPROVAL OF, OR NON-
OPPOSITION TO, A CORPORATE
RESTRUCTURING

            JOINT APPLICATION FOR APPROVAL OF, OR NON-OPPOSITION TO,
                            A CORPORATE RESTRUCTURING



INTRODUCTION AND SUMMARY

         Pursuant to the Commission's March 18, 1994 General Order ("General Order"), which sets forth the requirements for Commission approval of, or non-opposition to, the transfer of utility assets, Reliant Energy Arkla, a division of Reliant Energy Resources Corp. ("Arkla") and Reliant Energy Entex, a division of Reliant Energy Resources Corp. ("Entex"), hereby request that the Commission take official action of approval of, or non-opposition to, a corporate restructuring.

         The restructuring that is the subject of this Application is the second step of a larger corporate restructuring that will allow Reliant Energy, Incorporated ("Reliant Energy"), the ultimate parent of Arkla and Entex, to comply with the electric industry restructuring legislation in Texas. The first step of the restructuring, which will separate Reliant Energy's regulated utility operations from its unregulated businesses, was the subject of the Joint Application by Arkla and Entex in Docket No. S-26166. The second step of the corporate restructuring will result in Arkla and Entex being stand-



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alone natural gas companies. The proposed restructuring will have no effect on the operations or policies of Arkla or Entex. As demonstrated in this Joint Application, approval of, or non-opposition to, the restructuring is fully supported by consideration of the eighteen factors listed in the General Order.


         In support of this Joint Application, the Applicants represent the following:

I. THE APPLICANTS

         Arkla operates a natural gas distribution business in Louisiana, Arkansas, and Oklahoma. In Louisiana, Arkla serves approximately 120,000 customers, primarily in North Louisiana. Arkla's principal Louisiana offices are located at 525 Milam Street, 12th Floor, Shreveport, Louisiana, 71101.

         Entex operates a natural gas distribution business in Louisiana, Mississippi, and Texas. In Louisiana, Entex serves approximately 112,000 customers, primarily in South Louisiana. Entex's principal Louisiana offices are located at 2500 La. Highway 14, New Iberia, Louisiana, 70562.

         Arkla and Entex (together the "Companies" or "Applicants") are public utilities within the meaning of La. Rev. Stat. Ann. Sec. 45:1161 and are subject to the jurisdiction of this Commission. Pursuant to Section 1 of the General Order, Applicants hereby provide the Commission with full disclosure of their prior intendment and plan with regard to the restructuring.

II. DESCRIPTION OF THE RESTRUCTURING

         Applicants are unincorporated divisions of Reliant Energy Resources Corp. ("RERC"). RERC is a wholly-owned subsidiary of Reliant Energy, which is a Texas holding company, exempt



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from registration under Section 3(a)(2) of the Public Utility Holding Company
Act of 1935 (the "Act"), 15 USCA Section 79c(a)(2). Reliant Energy currently provides electric generation, transmission, and distribution service to customers in Texas through its unincorporated Reliant Energy HL&P division. In connection with the restructuring of the electric industry in Texas, Reliant Energy is proposing a corporate restructuring, including the formation of a new, exempt holding company, CenterPoint Energy, Inc. ("CenterPoint Energy"), which will hold Reliant Energy's existing electric and gas utility operations. In the second phase of the corporate reorganization, Arkla and Entex will become stand-alone corporate subsidiaries of CenterPoint Energy, as will the other division of RERC, Minnegasco, which provides natural gas service in Minnesota. The corporate restructuring is being undertaken to comply with the requirements of Texas law that electric utilities separate their generation, transmission and distribution, and retail activities, in preparation for full retail competition in the electric industry in Texas, which began January 1, 2002. The corporate restructuring will be accomplished in a manner that will, after completion of the restructuring, permit CenterPoint Energy to be an exempt holding company under Section 3(a)(1) of the Act.

         A. THE PARENT COMPANY RESTRUCTURING

         The parent company restructuring, which was the subject of Docket No. S-26166, is the first step of the overall corporate restructuring. Reliant Energy has formed CenterPoint Energy as a wholly-owned subsidiary. After conveying its electric generating assets to a new wholly-owned limited partnership subsidiary, Reliant Energy will merge with a newly formed subsidiary of CenterPoint Energy, and CenterPoint Energy will then be the holding company for the regulated



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businesses, including RERC. Reliant Energy will be renamed CenterPoint Houston
Electric, LLC, and will thereafter provide only regulated electric transmission and distribution service in Texas.

         B. THE SEPARATION OF RERC UTILITY DIVISIONS

         The second step of the corporate restructuring, which is the subject of this Joint Application, will be the separation of the three divisions of RERC into separate entities. Two new Delaware corporations, CenterPoint Energy
Arkla, Inc. ("CenterPoint Energy Arkla") and CenterPoint Energy Minnegasco, Inc., will be formed. Those two new companies will issue stock, all of which will be owned by a single-member limited-liability company, Utility Holding, LLC, the stock of which will, in turn, be owned by CenterPoint Energy. The RERC assets that are currently used by Arkla and Minnegasco, and the business of each of the companies, will be contributed to CenterPoint Energy Arkla and CenterPoint Energy Minnegasco, Inc., respectively.

         After the assets and business of Arkla and Minnegasco are contributed to the two newly-organized companies, the assets remaining in RERC will be those of Entex. RERC will be renamed CenterPoint Energy Entex, Inc. ("CenterPoint Energy Entex") and will be reincorporated as a Texas corporation to satisfy requirements for its exemption from registration under the Act.

         The existing debt will be retained by RERC in order to avoid refinancing costs; the debt of CenterPoint Energy Arkla will therefore be established through intercompany borrowings. The capital structure of each Company will be substantially the same as that used by this Commission in the Company's last rate case.

         The administrative functions that are now provided to Arkla and Entex by Reliant Energy or RERC will continue to be provided on a centralized basis after the restructuring. The method for



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allocating the centralized costs for those functions will not change as a result of the restructuring; thus the costs to Arkla and Entex of those administrative services should not change materially as a result of the restructuring.

III. IMPACT ON ARKLA, ENTEX, AND THEIR CUSTOMERS

         The separation of Arkla and Entex into stand-alone companies will have no effect on, and (other than the Companies' name changes) will be transparent to, their customers. The separation will not change the operations of Arkla or Entex or the provision of natural gas service to Louisiana customers. The proposed transaction will not result in any material change in the Companies' policies or operations, and will have no effect on the continued ability of Arkla and Entex to provide reliable and adequate service. CenterPoint Energy Arkla and CenterPoint Energy Entex will be managed in the same manner after the restructuring as Arkla and Entex are now, and no change in the employees of the two Companies is anticipated as a result of the restructuring. No assets of the Companies will be subject to any liens or other security interest as part of the restructuring. CenterPoint Energy Arkla will adopt Arkla's tariffs, and CenterPoint Energy Entex will maintain Entex's tariffs; thus, the restructuring will not, in and of itself, result in an increase in rates to customers.

         Neither will the separation of Arkla and Entex into stand-alone companies have a detrimental effect on the Commission's jurisdiction over Arkla and Entex or on its ability to regulate the operations of the two companies. The proposed transaction, which will result in Arkla and Entex being stand-alone companies, will give the Commission clearly defined corporate entities over which to exercise jurisdiction. Arkla and Entex will continue to maintain their books in accordance with



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the Commission's requirements and to provide access to their books and records as required under the public utilities statutes and orders of the Commission.

IV. FACTORS TO BE CONSIDERED UNDER THE GENERAL ORDER

         A. EVIDENCE PRESENTED

         In support of this Joint Application, the Applicants are submitting the following documents:

         1. A 2000 Annual Report to Shareholders and 10-K of Reliant Energy are attached as Exhibits A and B, respectively.

         2. An amended Form U-1 Application/Declaration filed by Reliant Energy with the Securities and Exchange Commission is attached as Exhibit C. The amended Form U-l describes the restructuring in detail.

         3. The Master Separation Agreement between Reliant Energy and Reliant Resources, Inc. is attached as Exhibit D.

         B. THE EIGHTEEN FACTORS

         The following is a discussion of each of the eighteen factors to be considered by the Commission in accordance with the General Order.

                  1.       WHETHER THE TRANSFER IS IN THE PUBLIC INTEREST.

         The restructuring is consistent with the public interest for the reasons previously discussed in this Joint Application. The restructuring will have no adverse effect on the operation of the Companies or on their ability to provide safe, reliable, and adequate service. The restructuring will not change rates to customers, and, other than resulting in a name change for each of the Companies, will be transparent to customers.


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                  2.       WHETHER THE PARTY ACQUIRING THE ASSETS IS READY,
                           WILLING, AND ABLE TO CONTINUE PROVIDING SAFE, RELIABLE, AND ADEQUATE SERVICE TO THE UTILITIES' RATEPAYERS.

         The operations of CenterPoint Energy Arkla and CenterPoint Energy Entex will be unchanged from those of Arkla and Entex. CenterPoint Energy Arkla and CenterPoint Energy Entex will continue to operate in accordance with the rules and regulations of the Commission and will continue to provide safe, reliable, and adequate service.

                  3. WHETHER THE TRANSFER WILL MAINTAIN OR IMPROVE THE FINANCIAL CONDITION OF THE RESULTING PUBLIC UTILITIES.

         The restructuring will not change the financial condition of Arkla and Entex.

                  4. WHETHER THE TRANSFER WILL MAINTAIN OR IMPROVE THE QUALITY OF SERVICE TO THE UTILITIES' RATEPAYERS.

         The restructuring will not affect the quality of service to Arkla's and Entex's ratepayers. CenterPoint Energy Arkla and CenterPoint Energy Entex will continue to operate in the same way Arkla and Entex operate today, and will continue to maintain the level of service now provided by Arkla and Entex. There will be no change in services, employees, operations, rates, or any other matters affecting service to customers as a result of the restructuring.

                  5. WHETHER THE TRANSFER WILL PROVIDE NET BENEFITS TO RATEPAYERS IN BOTH THE SHORT TERM AND THE LONG TERM AND PROVIDE A RATEMAKING METHOD THAT WILL ENSURE, TO THE FULLEST EXTENT POSSIBLE, THAT RATEPAYERS WILL RECEIVE THE FORECASTED SHORT- AND LONG-TERM BENEFITS.

         The restructuring is not expected to provide short-term or long-term rate benefits, but neither will it result in an increase in rates to Arkla and Entex customers.


                  6.       WHETHER THE TRANSFER WILL ADVERSELY AFFECT
                           COMPETITION.



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         The restructuring will have no effect on competition in the furnishing of public utility service in Louisiana.

                  7. WHETHER THE TRANSFER WILL MAINTAIN OR IMPROVE THE QUALITY OF MANAGEMENT OF THE RESULTING PUBLIC UTILITIES DOING BUSINESS IN THE STATE.

         The quality of management of CenterPoint Energy Arkla and CenterPoint Energy Entex will be the same as that of Arkla and Entex. Neither the management of the Companies, nor the Companies' policies or operations, will change as a result of the restructuring.

                  8. WHETHER THE TRANSFER WILL BE FAIR AND REASONABLE TO THE AFFECTED PUBLIC UTILITIES' EMPLOYEES.

         The restructuring will not result in any changes in any of the policies of Arkla and Entex with respect to their employees, and thus the restructuring will be fair and reasonable to the employees of the Companies.


                  9. WHETHER THE TRANSFER WOULD BE FAIR AND REASONABLE TO THE MAJORITY OF ALL AFFECTED PUBLIC UTILITY SHAREHOLDERS.

         Arkla and Entex, as divisions of RERC, do not issue stock. RERC itself issues stock, all of which is held by Reliant Energy. As part of the restructuring, CenterPoint Energy Arkla will issue stock, all of which, in addition to CenterPoint Energy Entex's stock, will be held by Utility Holding, LLC, whose stock will be held, in turn, by CenterPoint Energy. The second step of the restructuring will, therefore, have no effect on shareholders.

         Shareholders in Reliant Energy now hold stock in a company with growth and risk characteristics different from those of a traditional utility. As a result of the restructuring, shareholders will continue to hold the same total value they do now, but in separate entities with


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distinctively different growth and risk characteristics. They can then decide which to hold, but with options they do not now have. Thus the restructuring essentially increases the value of their holdings, and would be fair and reasonable to shareholders.

                  10. WHETHER THE TRANSFER WILL BE BENEFICIAL ON AN OVERALL BASIS TO STATE AND LOCAL ECONOMIES AND TO THE COMMUNITIES IN THE AREA SERVED BY THE PUBLIC UTILITIES.

         The restructuring will have no detrimental effect on the State and local economies or on the communities in which Arkla and Entex operate.


                  11. WHETHER THE TRANSFER WILL PRESERVE THE JURISDICTION OF THE COMMISSION AND THE ABILITY OF THE COMMISSION TO EFFECTIVELY REGULATE AND AUDIT THE PUBLIC UTILITIES' OPERATIONS IN THE STATE.

         The restructuring will have no detrimental effect on the Commission's jurisdiction, and may even provide a benefit in that the Commission will exercise its jurisdiction over stand-alone companies.


                  12. WHETHER CONDITIONS ARE NECESSARY TO PREVENT ADVERSE CONSEQUENCES WHICH MAY RESULT FROM THE TRANSFER.

         Because this is simply a corporate restructuring, which will essentially be transparent to customers, it will not result in any adverse consequences to Arkla, Entex, or their customers. Accordingly, there is no need for the Commission to impose any conditions on its approval of, or non-opposition to, the restructuring.

                  13. THE HISTORY OF COMPLIANCE OR NONCOMPLIANCE OF THE PROPOSED ACQUIRING ENTITY OR PRINCIPALS OR AFFILIATES HAVE HAD WITH REGULATORY AUTHORITIES IN THIS STATE OR OTHER JURISDICTIONS.

         Because this is simply a corporate restructuring, this factor is inapplicable.



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                  14.      WHETHER THE ACQUIRING ENTITY, PERSONS, OR
                           CORPORATIONS HAVE THE FINANCIAL ABILITY TO OPERATE THE PUBLIC UTILITY AND MAINTAIN OR UPGRADE THE QUALITY OF THE PHYSICAL SYSTEM.

         Because this is simply a corporate restructuring, this factor is inapplicable.

                  15. WHETHER ANY REPAIRS AND/OR IMPROVEMENTS ARE REQUIRED AND THE ABILITY OF THE ACQUIRING ENTITY TO MAKE THOSE REPAIRS AND/OR IMPROVEMENTS.

         The public utility systems of Arkla and Entex in Louisiana are in good operational condition overall, and the separation of the companies into stand-alone entities will not affect their ability to make whatever repairs or improvements may be necessary to meet their obligations to provide safe, reliable, and adequate service to their customers.

                  16. THE ABILITY OF THE ACQUIRING ENTITY TO OBTAIN ALL NECESSARY HEALTH, SAFETY, AND OTHER PERMITS.

         No health, safety, or other permits are necessary as a result of the restructuring.

                  17. THE MANNER OF FINANCING THE TRANSFER AND ANY IMPACT THAT MAY HAVE ON ENCUMBERING THE ASSETS OF THE ENTITY AND THE POTENTIAL IMPACT ON RATES.

         The issuance of stock by CenterPoint Energy Arkla will not create a lien on, or otherwise encumber, any assets in Louisiana. CenterPoint Energy Entex will not be issuing any stock as part of the restructuring.

                  18. WHETHER THERE ARE ANY CONDITIONS WHICH SHOULD BE ATTACHED TO THE PROPOSED ACQUISITION.

         For the reasons discussed above, it is not necessary for the Commission to attach any conditions to the restructuring.

V. NOTICES

         Applicants respectfully request that copies of notices and pleadings be provided to:



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         Kenny W. Henderson
         Senior Counsel
         Reliant Energy Arkla, a division of
           Reliant Energy Resources Corp.
         401 West Capitol Avenue
         P.O. Box 751
         Little Rock, AR 72203


         John O. Shirley
         Shirley & Ezell
         2354 South Acadian Thruway
         Suite F
         Baton Rouge, LA 70808


         Paul T. Ruxin
         Jones, Day, Reavis & Pogue
         77 West Wacker
         Chicago, IL 60603-1692


         WHEREFORE, pursuant to the provisions of the General Order, the Applicants respectfully request that the official action of approval or of non-opposition regarding the restructuring be taken at the earliest possible date.

                                       Respectfully submitted,

                                       SHIRLEY & EZELL, L.L.C.

                                       /s/ KYLE C. MARIONNEAUX
                                       -----------------------------------------
                                       JOHN O. SHIRLEY, BAR ROLL NO. 18023
                                       KYLE C. MARIONNEAUX, BAR ROLL NO. 25785
                                       2354 South Acadian Thruway
                                       Suite F
                                       Baton Rouge, Louisiana 70808
                                       Telephone: (225) 344-0302
                                       Facsimile: (225) 343-2040




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